Exhibit 99.1
Procore Announces First Quarter 2025 Financial Results
CARPINTERIA, CA – May 1, 2025 – Procore Technologies, Inc. (NYSE: PCOR), the leading global provider of construction management software, today announced financial results for the first quarter ended March 31, 2025.
“Our Q1 performance represented a positive start to the year, reflecting our measurable ROI for our customers,” said Tooey Courtemanche, Founder, President, and CEO of Procore. “Our ability to help customers achieve more with less positions us well to serve them as they navigate a dynamic environment.”
“We are prepared to thoughtfully manage the business through the evolving tariff landscape to continuously improve our financial profile,” said Howard Fu, CFO of Procore. “Even with this increased uncertainty, we remain very confident in our ability to achieve our 2025 guidance.”
First Quarter 2025 Financial Highlights:
•Revenue was $311 million, an increase of 15% year-over-year.
•GAAP gross margin was 79% and non-GAAP gross margin was 83%.
•GAAP operating margin was (12%) and non-GAAP operating margin was 10%.
•Operating cash inflow for the first quarter was $66 million.
•Free cash inflow for the first quarter was $47 million.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Recent Business Highlights:
•Achieved a gross revenue retention rate of 95% in the first quarter.
•Number of organic customers contributing more than $100,000 of annual recurring revenue totaled 2,418 as of March 31, 2025, an increase of 14% year-over-year.
•Added 218 net new organic customers in the first quarter, ending with a total of 17,306 organic customers.
•Repurchased approximately 1.5 million shares of common stock for approximately $100 million as part of its authorized share repurchase program. Of the original authorized amount, approximately $200 million remains available for future share repurchases under the existing program.
•Released inaugural Future State of Construction Report revealing how AI, automation, and workforce shifts are driving the key trends and challenges set to shape the construction industry over the next decade.

Second Quarter and Full Year Outlook:
Procore is providing the following guidance for the second quarter 2025 and the full year 2025:
•Second Quarter 2025 Outlook:
◦Revenue is expected to be in the range of $310 million to $312 million, representing year-over-year growth of 9% to 10%.
◦Non-GAAP operating margin is expected to be in the range of 11% to 11.5%.
•Full Year 2025 Outlook:
◦Revenue is expected to be in the range of $1,286 million to $1,290 million, representing year-over-year growth of 12%.
◦Non-GAAP operating margin is expected to be in the range of 13% to 13.5%.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future and cannot be reasonably determined or predicted at this time, although it is important to note that these factors could be material to Procore’s future GAAP financial results.

Quarterly Conference Call
Procore Technologies, Inc. will hold a conference call to discuss its first quarter results at 2:00 p.m., Pacific Time, on Thursday, May 1, 2025. A live audio webcast will be accessible on Procore's investor relations website at http://investors.procore.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Procore and its industry, including our outlook for second quarter 2025 and the full fiscal year 2025, and the expected impact of the evolving tariff landscape, that involve substantial risks and uncertainties. All statements in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or future financial or operating performance, and may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words, or other similar terms or expressions that concern Procore’s expectations, strategy, plans, or intentions.
Procore has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends that Procore believes may affect its business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors that could cause results to differ materially from Procore’s current expectations, including, but not limited to, our expectations regarding our financial performance (including revenues, expenses, and margins, and our ability to achieve or maintain future profitability), our ability to effectively manage our growth, anticipated performance, trends, growth rates, and challenges in our business and in the markets in which we operate or anticipate entering into, economic and industry trends (in particular, the rate of adoption of construction management software and digitization of the construction industry, inflation, interest rates, tariffs, and challenging geopolitical or macroeconomic conditions), our progress with respect to our go-to-market transition and our ability to realize the expected benefits of the transition, our ability to attract new customers and retain and increase sales to existing customers, our ability to expand internationally, the effects of increased competition in our markets and our ability to compete effectively, our estimated total addressable market, our ability to execute, and realize benefits from, our stock repurchase program, and as set forth in Procore’s filings with the Securities and Exchange Commission. You should not rely on Procore’s forward-looking statements. Procore assumes no obligation to update any forward-looking statements to reflect events or circumstances that exist or change after the date on which they were made, except as required by law.
Non-GAAP Financial Measures
In addition to Procore’s results determined in accordance with U.S. generally accepted accounting principles, or GAAP, Procore believes certain non-GAAP measures, as described below, are useful in evaluating Procore’s operating performance. Procore uses this non-GAAP financial information, collectively, to evaluate its ongoing operations as well as for internal planning and forecasting purposes. Procore believes that non-GAAP financial information, when taken collectively, is helpful to investors because it provides consistency and comparability with past financial performance, and may assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. These non-GAAP financial measures are not prepared in accordance with GAAP, and are presented for supplemental purposes only.
Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Income from Operations, Non-GAAP Operating Margin, Non-GAAP Net Income, and Non-GAAP Net Income per Share: Procore defines these non-GAAP financial measures as the respective GAAP measures, excluding stock-based compensation expense, amortization of acquired intangible assets, employer payroll tax related to employee stock transactions, and acquisition-related expenses. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by total revenue. Non-GAAP operating margin is the ratio calculated by dividing non-GAAP income from operations by total revenue. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Non-GAAP diluted earnings per share is computed by giving effect to all potential weighted average dilutive common stock equivalents outstanding for the period, including options to purchase common stock, restricted stock units, and shares to be issued pursuant to the employee stock purchase plan. The dilutive effect of outstanding awards is reflected in non-GAAP diluted earnings per share by application of the treasury stock method.

Stock-based compensation expense includes the net effects of capitalization and amortization of stock-based compensation expense related to capitalized software and cloud-computing arrangement implementation costs. Stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of the compensation provided to our employees. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for meaningful comparisons between its operating results from period to period. The expense related to amortization of acquired intangible assets is a non-cash expense and is dependent upon estimates and assumptions, which can vary significantly and are unique to each asset acquired; therefore, Procore believes non-GAAP measures that adjust for the amortization of acquired intangible assets provide investors a consistent basis for comparison across accounting periods. The amount of employer payroll tax-related items on employee stock transactions is dependent on restricted stock unit settlements, option exercises, related stock price, and other factors that are beyond Procore’s control and that do not correlate to the operation of the business. When evaluating the performance of its business and making operating plans, Procore does not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution than the accounting charges associated with such grants). Since the amount of employer payroll tax-related items on employee stock transactions is highly variable due to factors outside our control, and unrelated to Procore’s core operations, operating results, revenue-generating activities, business strategy, industry, or regulatory environment, management does not consider employer payroll tax on employee stock transactions in the evaluation of the business or in making operating plans. Accordingly, Procore believes this adjustment in arriving at our non-GAAP measures provides investors with a better understanding of the performance of its core business in a manner that is consistent with management’s view of the business. Acquisition-related expenses include external and incremental transaction costs, such as legal and due diligence costs and retention or other compensation payments. These expenses are unpredictable and generally would not have otherwise been incurred in the periods presented as part of our continuing operations. In addition, the size and complexity of an acquisition, which often drives the magnitude of acquisition-related expenses, may not be indicative of such future costs. Procore believes that excluding acquisition-related expenses facilitates the comparison of its financial results to its historical operating results and to other companies in its industry. Overall, Procore believes it is useful to exclude these expenses in order to better understand the long-term performance of its core business and to facilitate comparison of its results period-over-period and to those of peer companies. All of these non-GAAP financial measures are important tools for financial and operational decision-making and for evaluating Procore's own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to information provided by other companies in Procore's industry, as other companies in the industry may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on Procore's reported financial results. Unlike stock-based compensation expense, employer payroll tax related to employee stock transactions is a cash expense that we will continue to incur in the future. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Procore's business.
Free Cash Flow: Procore defines free cash flow as net cash provided by operating activities, less purchases of property and equipment and capitalized software development costs. Procore believes free cash flow is an important liquidity measure of the cash (if any) that is available, after our operating activities and capital expenditures. Procore uses free cash flow in conjunction with traditional GAAP measures to assess its liquidity and evaluate the effectiveness of its business strategies. Once Procore’s business needs and obligations are met, cash can be used to maintain a strong balance sheet, invest in future growth, and execute our stock repurchase program.

Other Metrics
Customer Count: The aforementioned customer count excludes customers acquired from business combinations that do not have standard Procore annual contracts.
Gross Revenue Retention Rate and Annual Recurring Revenue: For information on how we calculate gross revenue retention rate and annual recurring revenue, refer to our most recent Quarterly Report on Form 10-Q.
About Procore
Procore Technologies, Inc. (NYSE: PCOR) is a leading technology partner for every stage of construction. Built for the industry, Procore’s unified technology platform drives efficiency and mitigates risk through AI & data-driven insights and decision making. Over three million projects have run on Procore across 150+ countries. For more information, visit www.procore.com.
Media Contact
press@procore.com
Investor Contact
ir@procore.com

Procore Technologies, Inc.
Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended March 31,
	2025	2024

	(in thousands, except share and per share amounts)
Revenue	$310,632	$269,428
Cost of revenue(1)(2)(3)	64,926	45,723
Gross profit	245,706	223,705
Operating expenses
Sales and marketing(1)(2)(3)(4)	138,684	120,994
Research and development(1)(2)(3)(4)	87,609	70,599
General and administrative(1)(3)(4)	55,658	51,018
Total operating expenses	281,951	242,611
Loss from operations	(36,245)	(18,906)
Interest income	5,997	5,938
Interest expense	(285)	(479)
Accretion income, net	2,447	3,088
Other income (expense), net	391	(344)
Loss before provision for income taxes	(27,695)	(10,703)
Provision for income taxes	5,294	263
Net loss	$(32,989)	$(10,966)
Net loss per share attributable to common stockholders, basic and diluted	$(0.22)	$(0.08)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	149,997,899	145,476,006

(1)Includes stock-based compensation expense and amortization of capitalized stock-based compensation as follows:

	Three Months Ended March 31,
	2025	2024

	(in thousands)
Cost of revenue	$5,268	$3,185
Sales and marketing	14,950	13,020
Research and development	18,424	13,735
General and administrative	12,382	11,729
Total stock-based compensation expense*	$51,024	$41,669

*Includes amortization of capitalized stock-based compensation of $2.7 million and $1.5 million, respectively, for the three months ended March 31, 2025 and 2024 which was initially capitalized as capitalized software and cloud-computing arrangement implementation costs.
(2)Includes amortization of acquired intangible assets as follows:

	Three Months Ended March 31,
	2025	2024

	(in thousands)
Cost of revenue	$7,602	$5,885
Sales and marketing	3,305	3,106
Research and development	632	675
Total amortization of acquired intangible assets	$11,539	$9,666
(3)Includes employer payroll tax on employee stock transactions as follows:

	Three Months Ended March 31,
	2025	2024

	(in thousands)
Cost of revenue	$261	$212
Sales and marketing	1,131	1,264
Research and development	1,726	1,668
General and administrative	883	1,045
Total employer payroll tax on employee stock transactions	$4,001	$4,189
(4)Includes acquisition-related expenses as follows:

	Three Months Ended March 31,
	2025	2024

	(in thousands)
Sales and marketing	$656	$448
Research and development	1,049	—
General and administrative	375	—
Total acquisition-related expenses	$2,080	$448

Procore Technologies, Inc.
Condensed Consolidated Balance Sheets (unaudited)

	March 31, 2025	December 31, 2024

	(in thousands)
Assets
Current assets
Cash and cash equivalents	$313,734	$437,722
Marketable securities, current	252,956	337,673
Accounts receivable, net	161,578	246,472
Contract cost asset, current	36,924	33,922
Prepaid expenses and other current assets	51,295	44,090
Total current assets	816,487	1,099,879
Marketable securities, non-current	132,127	46,042
Capitalized software development costs, net	119,882	112,321
Property and equipment, net	43,715	43,592
Right of use assets - finance leases	20,972	31,727
Right of use assets - operating leases	31,758	28,790
Contract cost asset, non-current	51,223	47,505
Intangible assets, net	137,865	120,946
Goodwill	573,383	549,651
Other assets	21,302	20,918
Total assets	$1,948,714	$2,101,371
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$22,235	$33,146
Accrued expenses	76,744	88,740
Deferred revenue, current	560,140	584,719
Other current liabilities	26,481	21,427
Total current liabilities	685,600	728,032
Deferred revenue, non-current	5,309	5,815
Finance lease liabilities, non-current	27,903	41,352
Operating lease liabilities, non-current	36,599	32,697
Other liabilities, non-current	11,656	5,122
Total liabilities	767,067	813,018
Stockholders’ equity
Common stock	15	15
Additional paid-in capital	2,461,905	2,535,868
Accumulated other comprehensive loss	(2,491)	(2,737)
Accumulated deficit	(1,277,782)	(1,244,793)
Total stockholders’ equity	1,181,647	1,288,353
Total liabilities and stockholders’ equity	$1,948,714	$2,101,371

Remaining performance obligation:
The following table presents our current and non-current RPO at the end of each period:

	March 31,		Change
	2025	2024	Dollar	Percent

	(dollars in thousands)
Remaining performance obligations
Current	$842,558	$704,656	$137,902	20%
Non-current	447,707	302,159	145,548	48%
Total remaining performance obligations	$1,290,265	$1,006,815	$283,450	28%

Procore Technologies, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended March 31,
	2025	2024

	(in thousands)
Operating activities
Net loss	$(32,989)	$(10,966)
Adjustments to reconcile net loss to net cash provided by operating activities
Stock-based compensation	48,279	40,132
Depreciation and amortization	26,855	20,051
Accretion of discounts on marketable debt securities, net	(2,425)	(3,088)
Abandonment of long-lived assets	354	268
Noncash operating lease expense	1,555	2,734
Unrealized foreign currency (gain) loss, net	(1,136)	1,079
Deferred income taxes	2,215	1
(Benefit from) provision for credit losses	(909)	189
Decrease (increase) in fair value of strategic investments	224	(759)
Changes in operating assets and liabilities, net of effect of asset acquisition
Accounts receivable	86,327	68,013
Deferred contract cost assets	(6,569)	(427)
Prepaid expenses and other assets	(7,454)	(684)
Accounts payable	(11,070)	3,155
Accrued expenses and other liabilities	(9,880)	(34,154)
Deferred revenue	(26,568)	(14,108)
Operating lease liabilities	(781)	(2,291)
Net cash provided by operating activities	66,028	69,145
Investing activities
Purchases of property and equipment	(4,033)	(2,089)
Capitalized software development costs	(15,331)	(9,514)
Purchases of strategic investments	(550)	(210)
Purchases of marketable securities	(134,598)	(101,434)
Maturities of marketable securities	135,787	107,301
Customer repayments of materials financing	—	1,281
Business combinations, net of cash acquired	(41,253)	—
Asset acquisition, net of cash acquired	(3,533)	(5)
Net cash used in investing activities	(63,511)	(4,670)
Financing activities
Proceeds from stock option exercises	2,314	7,125
Repurchases of common stock	(100,029)	—
Payment of tax withholding for net share settlement	(28,277)	—
Principal payments under finance lease agreements, net of proceeds from lease incentives	(388)	(449)
Net cash (used in) provided by financing activities	(126,380)	6,676
Net (decrease) increase in cash, cash equivalents, and restricted cash	(123,863)	71,151
Effect of exchange rate changes on cash	(125)	(1,285)
Cash, cash equivalents, and restricted cash, beginning of period	437,722	357,790
Cash, cash equivalents, and restricted cash, end of period	$313,734	$427,656

Procore Technologies, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

Reconciliation of gross profit and gross margin to non-GAAP gross profit and non-GAAP gross margin:

	Three Months Ended March 31,
	2025	2024

	(dollars in thousands)
Revenue	$310,632	$269,428
Gross profit	245,706	223,705
Stock-based compensation expense	5,268	3,185
Amortization of acquired technology intangible assets	7,602	5,885
Employer payroll tax on employee stock transactions	261	212
Non-GAAP gross profit	$258,837	$232,987
Gross margin	79%	83%
Non-GAAP gross margin	83%	86%
Reconciliation of operating expenses to non-GAAP operating expenses:

	Three Months Ended March 31,
	2025	2024

	(dollars in thousands)
Revenue	$310,632	$269,428
GAAP sales and marketing	138,684	120,994
Stock-based compensation expense	(14,950)	(13,020)
Amortization of acquired intangible assets	(3,305)	(3,106)
Employer payroll tax on employee stock transactions	(1,131)	(1,264)
Acquisition-related expenses	(656)	(448)
Non-GAAP sales and marketing	$118,642	$103,156
GAAP sales and marketing as a percentage of revenue	45%	45%
Non-GAAP sales and marketing as a percentage of revenue	38%	38%

GAAP research and development	$87,609	$70,599
Stock-based compensation expense	(18,424)	(13,735)
Amortization of acquired intangible assets	(632)	(675)
Employer payroll tax on employee stock transactions	(1,726)	(1,668)
Acquisition-related expenses	(1,049)	—
Non-GAAP research and development	$65,778	$54,521
GAAP research and development as a percentage of revenue	28%	26%
Non-GAAP research and development as a percentage of revenue	21%	20%

GAAP general and administrative	$55,658	$51,018
Stock-based compensation expense	(12,382)	(11,729)
Employer payroll tax on employee stock transactions	(883)	(1,045)
Acquisition-related expenses	(375)	—
Non-GAAP general and administrative	$42,018	$38,244
GAAP general and administrative as a percentage of revenue	18%	19%
Non-GAAP general and administrative as a percentage of revenue	14%	14%

Reconciliation of loss from operations and operating margin to non-GAAP income (loss) from operations and non-GAAP operating margin:

	Three Months Ended March 31,
	2025	2024

	(dollars in thousands)
Revenue	$310,632	$269,428
Loss from operations	(36,245)	(18,906)
Stock-based compensation expense	51,024	41,669
Amortization of acquired intangible assets	11,539	9,666
Employer payroll tax on employee stock transactions	4,001	4,189
Acquisition-related expenses	2,080	448
Non-GAAP income from operations	$32,399	$37,066
Operating margin	(12%)	(7%)
Non-GAAP operating margin	10%	14%
Reconciliation of net loss and net loss per share to non-GAAP net income and non-GAAP net income per share:

	Three Months Ended March 31,
	2025	2024

	(in thousands, except share and per share amounts)
Revenue	$310,632	$269,428
Net loss	(32,989)	(10,966)
Stock-based compensation expense	51,024	41,669
Amortization of acquired intangible assets	11,539	9,666
Employer payroll tax on employee stock transactions	4,001	4,189
Acquisition-related expenses	2,080	448
Non-GAAP net income	$35,655	$45,006

Numerator:
Non-GAAP net income	$35,655	$45,006

Denominator:
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic	149,997,899	145,476,006
Effect of dilutive securities: Employee stock awards	4,222,118	5,708,299
Weighted-average shares used in computing net income per share attributable to common stockholders, diluted	154,220,017	151,184,305

GAAP net loss per share, basic	$(0.22)	$(0.08)
GAAP net loss per share, diluted	$(0.22)	$(0.08)
Non-GAAP net income per share, basic	$0.24	$0.31
Non-GAAP net income per share, diluted	$0.23	$0.30

Computation of free cash flow:

	Three Months Ended March 31,
	2025	2024

	(in thousands)
Net cash provided by operating activities	$66,028	$69,145
Purchases of property, plant, and equipment	(4,033)	(2,089)
Capitalized software development costs	(15,331)	(9,514)
Non-GAAP free cash flow	$46,664	$57,542